EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

11032 Tidewater Trail, LLC	Delaware	UFP Eastern Division, Inc.	Michigan
234 Springs Rd., LLC	Delaware	UFP Eatonton, LLC	Michigan
2875 Needmore Rd. LLC	Delaware	UFP Edge, LLC	Michigan
621 Hall St., LLC	Delaware	UFP Elizabeth City, LLC	Michigan
A1 Mfg. S. de R.L. de C.V.	Mexico	UFP Elkwood, LLC	Michigan
Advantage Label & Packaging, Inc.	Michigan	UFP Factory Built, LLC	Michigan
Aljoma Holding Company, LLC	Michigan	UFP Financial Services, Inc.	Michigan
Aljoma Lumber, Inc.	Florida	UFP Folkston, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Franklinton, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Gainesville, LLC	Michigan
Deckorators, Inc.	Michigan	UFP Gear, LLC	Michigan
Dempsey Wood Products, LLC	Michigan	UFP Global Holdings Limited	United Kingdom
Eovations, LLC	Michigan	UFP Gordon, LLC	Michigan
Ficus Pax	India	UFP Grand Rapids, LLC	Michigan
Forestal Universal SA de CV	Mexico	UFP Grandview, LLC	Michigan
Idaho Western, Inc.	Idaho	UFP Granger, LLC	Michigan
idX (China) Display System Co., Ltd.	China	UFP Haleyville, LLC	Michigan
idX (India) Display Private Ltd.	India	UFP Hamilton, LLC	Michigan
idX Amsterdam B.V.	Netherlands	UFP Hampton Holding Company, LLC	Michigan
idX Asia Fixtures Limited	China	UFP Harrisonville, LLC	Michigan
idX Asia Trading Limited	Chhina	UFP Hartford, LLC	Wisconsin
idX Chicago, LLC	Delaware	UFP Hillsboro, LLC	Michigan
idX Corporation	Delaware	UFP Industrial, LLC	Michigan
idX Corporation London Limited	United Kingdom	UFP Industries, Inc.	Michigan
idX Holdings, Inc.	Delaware	UFP International Employment Services, LLC	Michigan
idX Mexico, S. de R.L. de C.V.	Mexico	UFP International, LLC	Michigan
idX Shanghai Trading Company Ltd.	China	UFP Janesville, LLC	Michigan
Innov8 Fund I, LLC	Michigan	UFP Kyle, LLC	Michigan
Job service Middle East LLC	United Arab Emirates	UFP Lafayette, LLC	Michigan
Landura, LLC	Texas	UFP Lansing, LLC	Michigan
Metaworld Technologies, LLC	Michigan	UFP Londonderry, LLC	Michigan
Norpal S. de R.L. de C.V.	Mexico	UFP Magna, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP McMinnville, LLC	Michigan
P1 Catawba Development Company, LLC	North Carolina	UFP Mexico Embalaje y Distribution, S. de R.L. de C. V.	Mexico
PalletOne Manufacturing of Texas, LLC	Texas	UFP Mid-Atlantic, LLC	Michigan
PalletOne of Acquisition of Texas, Inc.	Delaware	UFP Middle East Packaging FZE	United Arab Emirates
PalletOne of Alabama, LLC	Alabama	UFP Middle East Wood Trading- Sole Proprietorship L.L.C.	United Arab Emirates
PalletOne of Florida, Inc.	Florida	UFP Milwaukee, LLC	Michigan
PalletOne of Indiana Transportation, LLC	Indiana	UFP Minneota, LLC	Michigan
PalletOne of Indiana, Inc.	Indiana	UFP Morristown, LLC	Michigan
PalletOne of Maine, Inc.	Maine	UFP Moultrie, LLC	Michigan
PalletOne of Mobile, LLC	Alabama	UFP NAC, LLC	Michigan
PalletOne of NE Texas, LLC	Delaware	UFP Nappanee, LLC	Michigan
PalletOne of North Carolina, Inc.	North Carolina	UFP New London, LLC	Michigan
PalletOne of Texas Holdings, Inc.	Delaware	UFP New Waverly, LLC	Michigan
PalletOne of Texas, LP	Texas	UFP New Windsor, LLC	Michigan
PalletOne of Virginia, LLC	Virginia	UFP New York, LLC	Michigan
PalletOne of Wisconsin Manufacturing, LLC	Wisconsin	UFP Orlando, LLC	Michigan
PalletOne of Wisconsin, Inc.	Wisconsin	UFP Packaging, LLC	Michigan
PalletOne, Inc.	Delaware	UFP Palets y Embalajes, S. de R.L. de C.V.	Mexico
Performance Formulation Solutions, LLC	Illinois	UFP Palets y Embalajes, S.L.	Spain
Pinelli Lumber, Inc.	Texas	UFP Palm Beach, LLC	Michigan

Pinelli Universal Chile S.A.	Mexico	UFP Parker, LLC	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP Protective Packaging, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP Purchasing, Inc.	Michigan
PR Distribution, LLC	Puerto Rico	UFP Rancho Cucamonga, LLC	Michigan
Prowood, LLC	Michigan	UFP Ranson, LLC	Michigan
Shawnlee Construction, LLC	Michigan	UFP Real Estate, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP Retail, LLC	Michigan
Store Fixtures Canada Holdings, Inc.	Delaware	UFP Riverside, LLC	Michigan
Sunbelt Acquisition Florida II, LLC	Florida	UFP RMS, LLC	Michigan
Sunbelt Acquistion Corp.	Delaware	UFP Rockingham, LLC	Michigan
Sunbelt Acqusition Alabama III, LLC	Alabama	UFP Rockwell, LLC	Michigan
Sunbelt Forest Georgia, LLC	Georgia	UFP Saginaw, LLC	Michigan
Sunbelt Forest Products Alabama, LLC	Florida	UFP Salisbury, LLC	Michigan
Sunbelt Forest Products Corporation	Florida	UFP San Antonio, LLC	Michigan
SunOne Logistics, LLC	Georgia	UFP Sauk Rapids, LLC	Michigan
The UBEECO Group Pty Ltd	Australia	UFP Schertz, LLC	Michigan
Tibasa Universal Forest Products S. de R.L. de C.V.	Mexico	UFP Shawnee, LLC	Michigan
Tresstar, LLC	Michigan	UFP Shelf 2, LLC	Michigan
Triangle Systems, Inc.	New York	UFP Site Built, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.de CV	Mexico	UFP Stafford, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Structural Packaging, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Tampa, LLC	Michigan
UFP Aurora, LLC	Michigan	UFP Thomaston, LLC	Michigan
UFP Australia Pty Ltd	Australia	UFP Thornton, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Australia	UFP Transportation, Inc.	Michigan
UFP Barnesville, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Belchertown, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Berlin, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Biscoe, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Blanchester, LLC	Michigan	UFP Washington, LLC	Michigan
UFP Bonner, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Caldwell, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Cameron, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Canada, Inc.	Canada	UFP Woodburn, LLC	Michigan
UFP Chandler, LLC	Michigan	Ultra Aluminum Manufacturing, Inc.	Michigan
UFP Chicago, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Concrete Forming Solutions, Inc.	Michigan	Universal Forest Products de Mexico S.A. de C.V.	Mexico
UFP Construction, LLC	Michigan	Universal Forest Products Texas, LLC	Michigan
UFP Corrugated, LLC	Michigan	Universal Showcase ULC	Canada
UFP Craft and Hobby, LLC	Michigan	Upshur Forest Products, LLC	Michigan
UFP Dallas, LLC	Michigan	Wadpack Pvt. Ltd	India
UFP Distribution, LLC	Michigan	Yard & Home, LLC	Michigan
UFP Eagan, LLC	Michigan